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                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, and to all references to our Firm, included in or made a part of this Form N-1A registration statement for Nicholas Limited Edition, Inc.



                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
April 23, 1999.